UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 12, 2015 (March 10, 2015)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement.

On March 10, 2015, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into an amendment and restatement (the “New Credit Facility”) of that certain Amended and Restated Unsecured Revolving Credit Agreement, dated as of July 19, 2013, among the Operating Partnership, as borrower, the Company, as guarantor, Wells Fargo Bank, National Association (“Wells Fargo”), individually and as administrative agent, and the other lenders thereunder (the “Prior Credit Facility”).

Like the Prior Credit Facility, the New Credit Facility provides for up to $625 million of revolving borrowings by the Operating Partnership. The Operating Partnership may request the New Credit Facility be increased by up to $275 million, subject to certain conditions, to an aggregate $900 million of revolving borrowings, which is an increase of $75 million to the maximum amount by which the New Credit Facility may be expanded as compared to the Prior Credit Facility. The New Credit Facility provides for interest-only payments initially at LIBOR plus 115 basis points and a facility fee of 20 basis points, each based on the Company’s leverage ratio. So long as the Company maintains an investment grade rating from either Standard & Poor’s or Moody’s, the Operating Partnership may, at its option, make a one-time election to have the interest rate and facility fee under the New Credit Facility determined based on the Company’s credit rating, which election may decrease the interest rate and facility fee applicable to the New Credit Facility. As of March 10, 2015, the Prior Credit Facility provided for interest-only payments at LIBOR plus 150 basis points and an unused facility fee of 30 basis points. The New Credit Facility matures on March 11, 2019, unless extended an additional one year at the Operating Partnership’s election, subject to certain conditions. The Company has fully and unconditionally guaranteed payment of borrowings under the New Credit Facility.

The Operating Partnership intends to use the New Credit Facility for general business purposes, including, without limitation, working capital needs, repayment of indebtedness and the acquisition and development of property. Each of the Company and the Operating Partnership has had or may have with one or more of the lenders party to the New Credit Facility customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.

The description herein of the New Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the New Credit Facility filed as Exhibit 10.1 hereto.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Employee Bonus Plan

On March 11, 2015, the Board of Directors (the “Board”) of First Industrial Realty Trust, Inc. (the “Company”) ratified criteria proposed by its Compensation Committee to be used in establishing an incentive bonus pool from which awards may be granted to the Company’s employees, including its chief executive officer and certain other senior executive officers, under the Company’s incentive compensation plan (the “2015 Employee Bonus Plan”). Awards under the 2015 Employee Bonus Plan will be based on certain identified thresholds of four performance categories. The categories are (i) funds from operations (“FFO”) per share (using the NAREIT definition), as FFO may be adjusted by the Compensation Committee in its discretion to exclude the effects of certain extraordinary items, (ii) same store net operating income (“SS NOI”) growth, (iii) fixed charge coverage ratio and (iv) discretionary objectives (based on financial and non-financial goals determined by the Company’s chief executive officer). The Compensation Committee has assigned weighting factors to each of the performance categories, such that performance in certain categories will have a more pronounced impact on the bonus pool under the 2015 Employee Bonus Plan than will performance in other categories. The Compensation Committee has assigned a 65% weighting factor to the FFO per share category, a 10% weighting factor to each of the SS NOI growth and fixed charge coverage ratio categories, and a 15% weighting factor to the discretionary objectives category.

The Compensation Committee has also established performance targets and thresholds relating to each performance category. Achievement of specified thresholds with respect to each performance category will result in an increase in the incentive pool from which awards may be granted under the 2015 Employee Bonus Plan. Achievement by the Company of specifically identified levels of performance with respect to each performance category will result in funding of the incentive pool for the 2015 Employee Bonus Plan of 0%, 25%, 50%, 75%, 100% or 125%, respectively, of the bonus opportunity associated with that performance category. Should performance fall between two identified payout levels, the resulting compensation that may be earned for such performance will be prorated based on linear interpolation.

Item 7.01:	Regulation FD Disclosure.

On March 10, 2015, the Company issued a press release with respect to the New Credit Facility. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

The information furnished in this report under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Second Amended and Restated Unsecured Revolving Credit Agreement dated as of March 10, 2015, among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, N.A and the other lenders thereunder

99.1	First Industrial Realty Trust, Inc. Press Release dated March 10, 2015 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

Date: March 12, 2015	By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel